SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934


POWER REIT
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)



        333-177802                         45-3116572
(Commission File Number)       (I.R.S. Employer Identification No.)

301 Winding Road, Old Bethpage, New York	  11804
(Address of Principal Executive Offices)	(Zip Code)

                              (212) 750-0373
         (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



SECTION 8: OTHER EVENTS

Item 8.01
On March 27, 2013 the Registrant's subsidiary, PW Salisbury Solar, LLC ("PWSS") amended the terms of a bridge loan that was obtained on December 28, 2012 from Hudson Bay Partners, LP, a wholly-owned affiliate of David H. Lesser ("DHL"), our CEO and Chairman. The amendment provides PWSS with additional financial flexibility by extending the initial maturity of the bridge loan from June 30, 2013 to June 30, 2014 and providing PWSS with a single extension option to extend through January 31,2015. Interest remains payable semi-annually during the initial term and at maturity if extended. Interest remains at 5.0% through the end of June 30, 2013 and 8.5% thereafter. There were no fees or legal expenses paid in connection with this extension.

The bridge loan is prepayable at any time, without penalty. The bridge loan is secured by a first-lien mortgage on the property and a parent guarantee from Power REIT.

In December 2012, the independent trustees of Power REIT met without DHL present to approve the initial bridge loan, deeming it to be in the interests of the company and on economic terms that are favorable and demonstrative of DHL's commitment to the company and its business plan. The independent trustees have also deemed the amendment is favorable and in the interest of the company.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:	March 28, 2013


POWER REIT

By:	/s/ David H. Lesser
Name:	David H. Lesser
Title:	CEO and Chairman